UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 6, 2011

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Primoris Services Corporation, a Delaware corporation (“Primoris”, the “Company”) was held on May 6, 2011.  In the Company’s Current Report filing on Form 8K dated May 12, 2011, the results of the votes were disclosed.  Proposal 3 asked for a non-binding advisory vote on the frequency for seeking executive compensation advisory votes in the future.  For this proposal, a majority of the stockholders voted to recommend a non-binding advisory vote every “three years”.

We are filing this Current Report on Form 8K/A (Amendment No. 1) to disclose the Company’s decision in light of the vote.  At a meeting of the Board of Directors (the “Board”) Compensation Committee, the Committee voted to recommend adoption for the votes of the majority of the stockholders.  At a meeting of the Board, the Board voted to adopt a policy to hold a stockholder non-binding advisory vote on executive compensation every third year until the next required vote on the frequency of non-binding advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: August 9, 2011	By:	/s/ Peter J. Moerbeek
Peter J. Moerbeek
Executive Vice President, Chief Financial Officer